Exhibit 9.1

AMERICAN WATER WORKS COMPANY, INC.

REGISTRATION RIGHTS AGREEMENT

Dated as of                     , 2008

i

SCHEDULE

Schedule I	Permitted Company Offering Amounts

ii

REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of [•], 2008, by and among AMERICAN WATER WORKS COMPANY, INC., a Delaware corporation (the “Company”), RWE AKTIENGESELLSCHAFT, a company organized under the laws of the Federal Republic of Germany (“RWE”), and RWE AQUA HOLDINGS GMBH, a limited liability company organized under the laws of the Federal Republic of Germany (the “Selling Stockholder”).

RECITALS

WHEREAS the Company has filed a Registration Statement (as defined below) on Form S-1 under the Securities Act (as defined below) with respect to an initial public offering of shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), by the Selling Stockholder (the “Initial Public Offering”);

WHEREAS the parties desire to set forth certain registration rights applicable to the Registrable Shares (as defined below) held from time to time by the Selling Stockholder, and the Company desires to indemnify the Selling Stockholder and RWE against certain liabilities to which they may become subject as a result of the Selling Stockholder’s and RWE’s interests in the Company.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and upon the terms and subject to the conditions hereof, the parties hereto hereby agree as follows:

ARTICLE I

Definitions

The following terms shall have the following meanings when used in this Agreement.

“Adverse Disclosure” means public disclosure of material non-public information that, in the Board of Directors’ good faith judgment, after consultation with independent outside counsel to the Company, (i) would be required to be made in any Registration Statement the Company files with the Commission for the offer and sale of Registrable Shares by the Selling Stockholder from time to time, so that such Registration Statement would not be materially misleading; (ii) would not be required to be made at such time but for the filing of such Registration Statement; and (iii) the Company has a bona fide business purpose for not disclosing publicly.

“Affiliate” has the meaning specified in Rule 12b-2 under the Exchange Act. The term “Affiliated” has a correlative meaning.

“Agreement” has the meaning set forth in the Preamble.

“Board of Directors” means the board of directors of the Company.

“Claim” has the meaning set forth in Section 8.02(b).

“Commission” means the U.S. Securities and Exchange Commission, or any successor governmental agency or authority thereto.

“Common Stock” has the meaning set forth in the Recitals.

“Company” has the meaning set forth in the Preamble.

“Demand Registration” has the meaning set forth in Section 2.01(b).

“Demand Suspension” has the meaning set forth in Section 2.03.

“Equity Securities” means the Common Stock and any other rights to subscribe for or to purchase, or any options for the purchase of, Common Stock, any stock or security convertible into or exchangeable or exercisable for Common Stock or any other stock, security or interest in the Company which would commonly be regarded as an equity security, whether or not convertible into or exchangeable or exercisable for Common Stock, including the Equity Units.

“Equity Units” means (i) equity units of the Company consisting initially of (a) a purchase contract obligating the holder thereof to purchase Common Stock at a future date and (b) an undivided beneficial ownership interest in certain debt securities of the Company, and having substantially the terms reflected in the Equity Units Registration Statement, or (ii) any other mandatorily convertible securities of the Company having substantially the same economic terms as those reflected in the Equity Units Registration Statement.

“Equity Units Registration Statement” means the registration statement of the Company on Form S-1 filed with the Commission on August 28, 2007 (Registration No. 333-145757), as amended by Amendment No. 1 filed with the Commission on October 11, 2007.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Free Writing Prospectus” means a free writing prospectus, as defined in Rule 405 under the Securities Act.

“Group” has the meaning set forth in Rule 13d-5 under the Exchange Act.

“Indemnified Company Parties” has the meaning set forth in Section 8.01(b).

“Indemnified Parties” has the meaning set forth in Section 8.01(a).

“Initial Public Offering” has the meaning set forth in the Recitals.

“Issuer Free Writing Prospectus” means an issuer free writing prospectus, as defined in Rule 433 under the Securities Act.

“Losses” has the meaning set forth in Section 8.01(a).

“Notice of Demand” has the meaning set forth in Section 2.01(b).

“Permitted Free Writing Prospectus” has the meaning set forth in Article VII.

“Permitted Company Offerings” means (a) one primary offering of Equity Units in an aggregate principal amount not to exceed the amount set forth in Schedule I, and any subsequent distribution of Common Stock pursuant to the terms of such Equity Units, (b) one or more primary offerings of Common Stock or other Equity Securities by the Company with aggregate net proceeds not to exceed the amount set forth in Schedule I in calendar year 2008, (c) one or more primary offerings of Common Stock or other Equity Securities by the Company with aggregate net proceeds not to exceed the amount set forth in Schedule I in calendar year 2009, (d) one or more primary offerings of Common Stock or other Equity Securities by the Company with aggregate net proceeds not to exceed the amount set forth in Schedule I in calendar year 2010 and (e) in each calendar year thereafter, one or more primary offerings of Common Stock or other Equity Securities by the Company with aggregate net proceeds not to exceed the additional equity capital required to be raised by the Company during such calendar year in order to sustain its operations and fund capital expenditures reasonably required in the ordinary course of its business, as reasonably determined by the Board of Directors.

“Person” means a natural person, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or other entity, or a governmental entity or any department, agency or political subdivision thereof.

“Piggyback Registration” has the meaning set forth in Section 3.01.

“Proceeding” has the meaning set forth in Section 10.15.

“Prospectus” means the prospectus included in the Registration Statement at each such time as such Registration Statement is filed with the Commission and at the time such Registration Statement is declared effective, as amended or supplemented by any prospectus supplement and by all other amendments thereof, including post-effective amendments, and all material incorporated by reference into such Prospectus.

“Registrable Shares” means (i) the shares of Common Stock beneficially owned by the Selling Stockholder from time to time; and (ii) any other securities of the Company issued or issuable as a distribution with respect to or in exchange or replacement for or on exercise of any shares referred to in clause (i). Registrable Shares shall cease to be such when (i) a Registration Statement with respect to the sale thereof shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such Registration Statement; (ii) they shall have been sold as permitted by Rule 144 (or any successor provision) under the Securities Act; (iii) they shall have been otherwise transferred and subsequent public distribution of them shall not require registration of such distribution under the Securities Act; or (iv) they shall have ceased to be outstanding. For purposes of this Agreement, a Person shall be deemed to be a holder of Registrable Shares whenever such Person has the then-existing right to acquire such Registrable Shares (by conversion or otherwise), whether or not such acquisition actually has been effected.

“Registration Expenses” has the meaning set forth in Article V.

“Registration Period” has the meaning set forth in Section 2.02.

“Registration Statement” means a registration statement of the Company, concerning the sale of its securities to the public, on an appropriate form under the Securities Act, including the Prospectus included therein, all amendments thereof and supplements thereto (including post-effective amendments) and all exhibits and all material incorporated by reference therein.

“RWE” has the meaning set forth in the Preamble.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Securities Laws” means the Securities Act and the Exchange Act, and state and local “blue sky” securities laws and the rules and regulations promulgated thereunder.

“Selling Stockholder” has the meaning set forth in the Preamble.

“Underwriting Agreement” means the Underwriting Agreement relating to the Initial Public Offering, to be entered into by and among AWW, the Selling Stockholder, Goldman, Sachs & Co., Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

ARTICLE II

Demand Registration

SECTION 2.01. Requests for Registration. (a) Subject to the terms of this Agreement and the Underwriting Agreement, the Selling Stockholder may at any time request registration by the Company under the Securities Act of all or part of the Registrable Shares on Form S-1 or S-3 or any similar or successor to such forms under the Securities Act.

(b) Any registration requested pursuant to subsection (a) above is referred to herein as a “Demand Registration”. Any request for a Demand Registration (each, a “Notice of Demand”) shall specify (i) the amount of Registrable Shares requested to be registered; and (ii) the intended method or methods and plan of disposition thereof, including whether such requested registration is to involve an underwritten offering. Subject to the terms of the Underwriting Agreement, within 30 calendar days of a Notice of Demand, the Company shall file with the Commission a Registration Statement relating to such Notice of Demand for the offer and sale of the Registrable Shares by the Selling Stockholder from time to time in accordance with the method or methods and plan of disposition elected by the Selling Stockholder and set forth or to be set forth in such Registration Statement and, thereafter, shall use its reasonable best efforts to cause such Registration Statement promptly to be declared effective under (A) the Securities Act; and (B) the “blue sky” laws of such jurisdictions as any seller of Registrable Shares being registered under such Registration Statement or any underwriter, if any, reasonably requests.

(c) It is agreed that at any time when the Company is eligible to file a Registration Statement on Form S-3 (or any successor form), the Selling Stockholder may request that the Company file a Registration Statement pursuant to Rule 415 under the Securities Act to permit the offering of the Registrable Shares on a delayed or continuous basis. Once the Company has become subject to the reporting requirements of the Exchange Act, the Company shall use its reasonable best efforts to make Demand Registrations on Form S-3 or any similar short-form registration statement available for the sale of Registrable Shares.

(d) The registration statement on Form S-1 filed with the Securities and Exchange Commission in connection with the Initial Public Offering shall not constitute a Demand Registration for any purpose under this Agreement.

SECTION 2.02. Continued Effectiveness. The Company shall use its reasonable best efforts to keep any Registration Statement filed pursuant to Section 2.01(b) continuously effective under the Securities Act in order to permit the Prospectus forming a part thereof to be usable by the Selling Stockholder until the earlier of (i) the date as of which all Registrable Shares have been sold pursuant to the Registration Statement or another registration statement filed under the Securities Act (but in no event prior to the applicable period referred to in Section 4(3) of the Securities Act and Rule 174 thereunder); and (ii) the date as of which the Selling Stockholder is permitted to sell the Registrable Shares without registration pursuant to Rule 144 under the Securities Act without volume limitation or other restrictions on transfer thereunder (such period of effectiveness, the “Registration Period”). Subject to Section 2.03, the Company shall not be deemed to have used its reasonable best efforts to keep the Registration Statement effective during the Registration Period if the Company voluntarily takes any action or omits to take any action that would result in the Selling Stockholder not being able to offer and sell any Registrable Shares pursuant to such Registration Statement during the Registration Period, unless such action or omission is required by applicable law.

SECTION 2.03. Restrictions. The Company shall not be obligated to effect any Demand Registration to the extent that the closing date for the sale of Registrable Shares pursuant to such Demand Registration would be less than 120 calendar days after the closing date for the sale of Registrable Shares pursuant to a previous Demand Registration. If the filing, initial effectiveness or continued use of a Registration Statement at any time would require the Company to make an Adverse Disclosure, the Company may, after consultation with the Selling Stockholder in good faith, delay the filing or initial effectiveness (but not the preparation) of, or suspend use of, the Registration Statement by written notice of such action to the Selling Stockholder (a “Demand Suspension”); provided, however, that the Company shall not be permitted to exercise a Demand Suspension (i) more than once during any one-year period or (ii) for any period exceeding 30 calendar days. In the case of a Demand Suspension, the Selling Stockholder agrees to suspend use of the applicable Prospectus and any Free Writing Prospectuses in connection with any sale or purchase, or offer to sell or purchase, Registrable Shares, upon receipt of the notice referred to above. The Company shall promptly notify the Selling Stockholder upon the termination of any Demand Suspension, amend or supplement the Prospectus (including by means of an Issuer Free Writing Prospectus), if necessary, so it does not contain any untrue statement or omission of a material fact and furnish to the Selling Stockholder such numbers of copies of the Prospectus and any applicable Issuer Free Writing Prospectus as so amended or supplemented as the Selling Stockholder may reasonably request. The Company agrees, if necessary, to amend or supplement the Registration Statement, if required by the registration form used by the Company, by the instructions applicable to such registration form, by the Securities Act or the rules or regulations promulgated thereunder, or as may reasonably be requested by the Selling Stockholder.

SECTION 2.04. Selection of Underwriters. In connection with any Demand Registration, the Selling Stockholder shall have the sole right to select the nationally recognized investment banker(s) and manager(s) to administer the offering.

SECTION 2.05. Priority on Demand Registrations. If the Company proposes to sell any Equity Securities in a Demand Registration and the managing underwriters advise the Board of Directors in writing that in their opinion the total number of shares of Equity Securities (including the Registrable Shares) requested to be included in the registration would create a substantial risk of materially and adversely affecting the ability of the underwriters to effect such offering, then the Company shall promptly provide the Selling Stockholder with a copy of such opinion and consult with the Selling Stockholder with respect to such opinion, and after such consultation shall include in such registration only such number of shares of Equity Securities (including the Registrable Shares), if any, which the managing underwriters determine can be sold in such offering without materially and adversely affecting the ability of the underwriters to execute such offering. The Company shall include in such Demand Registration (i) first, 100% of the Equity Securities that the Company proposes to sell in such Demand Registration as part of a Permitted Company Offering; (ii) second, 100% of the Registrable Shares requested to be registered by the Selling Stockholder, or such lesser amount determined by the managing underwriters pursuant to the preceding sentence; and (iii) third, only if all of the Equity Securities referred to in clauses (i) and (ii) have been included, any other Equity Securities requested to be included therein that the managing underwriters have determined can be included pursuant to the preceding sentence.

ARTICLE III

Piggyback Registration

SECTION 3.01. Right to Piggyback. Whenever the Company proposes to register any of its Equity Securities under the Securities Act (except (a) on Forms S-4 or S-8 or any successor form to such forms or as part of any registration of securities for offering and sale to employees or directors of the Company pursuant to any employee stock plan or other employee benefit plan arrangement or (b) pursuant to a Demand Registration), including, in the case of the Equity Units, by amending the Equity Units Registration Statement, the Company shall (i) as soon as practicable (but in no event less than 30 calendar days prior to the proposed date of filing of the related Registration Statement), give written notice to the Selling Stockholder), of its intention to effect such a registration; and (ii) shall register under such Registration Statement all Registrable Shares (in accordance with the priorities set forth in Sections 3.02 and 3.03 below) with respect to which the Company shall have received written requests therefor within 15 calendar days after delivery of the Company’s notice (each such registration, a “Piggyback Registration”).

SECTION 3.02. Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of the Company and the managing underwriters advise the Board of Directors in writing that in their opinion the total number of shares of Equity Securities (including the Registrable Shares) requested to be included in the registration would create a substantial risk of materially and adversely affecting the ability of the underwriters to effect such offering, then the Company shall promptly provide the Selling Stockholder with a copy of such opinion and consult with the Selling Stockholder with respect to such opinion, and after such consultation shall include in such registration only such number of shares of Equity Securities (including the Registrable Shares), if any, which the managing underwriters determine can be sold in such offering without materially and adversely affecting the ability of the underwriters to execute such offering. The Company shall include in such Piggyback Registration (i) first, 100% of the Equity Securities that the Company proposes to sell as part of a Permitted Company Offering; (ii) second, only if all of the Equity Securities referred to in clause (i) have been included, if the Selling Stockholder participates in such registration, 100% of the Registrable Shares that the Selling Stockholder proposes to sell, or such lesser amount determined by the managing underwriters pursuant to the preceding sentence; and (iii) third, only if all of the Equity Securities referred to in clauses (i) and (ii) have been included, any other Equity Securities requested to be included therein that the managing underwriters have determined can be included pursuant to the preceding sentence.

SECTION 3.03. Priority on Secondary Registrations. If a Piggyback Registration is an underwritten secondary registration on behalf of any Person other than the Selling Stockholder (the “Other Stockholder”) and the managing underwriters advise the Board of Directors in writing that in their opinion the total number of shares of Equity Securities (including the Registrable Shares) requested to be included in the registration would create a substantial risk of materially and adversely affecting the ability of the underwriters to effect such offering, then the Company shall promptly provide the Selling Stockholder with a copy of such opinion and consult with the Selling Stockholder with respect to such opinion, and after such consultation shall include in such registration only such number of shares of Equity Securities (including the Registrable Shares) which the managing underwriters determine can be sold in such offering without materially and adversely affecting the ability of the underwriters to execute such offering. The Company shall include in such registration (i) first, 100% of the Registrable Shares that the Selling Stockholder proposes to sell and, if the Other Stockholder has registration rights granted by the Company with the approval of the Selling Stockholder, 100% of the Equity Securities that such Other Stockholder proposes to sell, allocated, if necessary, pro rata between the Selling Stockholder and such Other Stockholder on the basis of the number of shares of Common Stock owned by each such person; and (ii) second, only if all the Equity Securities referred to in clause (i) have been included, any other securities requested to be included therein that the managing underwriters have determined can be included pursuant to the preceding sentence.

SECTION 3.04. Selection of Underwriters. If a Piggyback Registration involves an underwritten primary registration on behalf of the Company or any Other Stockholder, the managing underwriter or underwriters thereof shall be selected by the Company, subject to the Selling Stockholder’s approval, which approval shall not be unreasonably withheld or delayed.

SECTION 3.05. Limitations on Registrations. The Company shall not register any of its securities for sale for its own account (other than securities issued to employees of the Company under an employee benefit plan or securities issued to effect a business combination pursuant to Rule 145 promulgated under the Securities Act) except as a firm commitment underwriting.

SECTION 3.06. No Effect on Demand Registrations. No registration or designation of Registrable Shares effected pursuant to a request under this Article III shall be deemed to have been effected pursuant to Article II or shall relieve the Company of its obligations under Article II.

ARTICLE IV

Registration Procedures

Whenever the Selling Stockholder shall have made a Notice of Demand or requested a Piggyback Registration, the Company shall use all reasonable and diligent efforts to effect the registration and sale of Registrable Shares in accordance with the intended method or methods of disposition thereof and, pursuant thereto, the Company shall as expeditiously as possible:

(a) and in any event within 30 calendar days of receipt of a Notice of Demand, prepare and file with the Commission a Registration Statement with respect to such Registrable Shares and use its reasonable best efforts to cause such Registration Statement to become effective; provided that before filing a Registration Statement or Prospectus, or filing any amendment thereof or supplement thereto, the Company shall furnish copies of all such documents proposed to be filed to counsel for the Selling Stockholder;

(b) prepare and file with the Commission such pre- and post-effective amendments of and supplements to such Registration Statement and the Prospectus(es) used in connection therewith as may be (i) reasonably requested by the Selling Stockholder or (ii) necessary to keep such Registration Statement effective for the Registration Period, and comply with the provisions of the applicable Securities Laws with respect to the sale or other disposition of all securities covered by such Registration Statement during such period in accordance with the intended method or methods of disposition by the sellers thereof set forth in such Registration Statement;

(c) furnish to the Selling Stockholder or counsel for the Selling Stockholder such number of copies of such Registration Statement, the Prospectus(es) included in such Registration Statement (including each preliminary Prospectus), any other prospectus filed under Rule 424 promulgated under the Securities Act relating to the Selling Stockholder’s Registrable Shares, any Issuer Free Writing Prospectuses, and each amendment of and supplement to any of the preceding, in conformity with the requirements of the Securities Act, and such other documents as the Selling Stockholder may reasonably request in order to facilitate the disposition of the Registrable Shares under such Registration Statement;

(d) use its reasonable and diligent efforts to register or qualify such Registrable Shares under the securities or blue sky laws of such jurisdictions as the Selling Stockholder reasonably requests and keep such registration or qualification in effect for so long as any Registration Statement remains in effect, and do any and all other acts and things which may be reasonably necessary or advisable to enable the Selling Stockholder to consummate the disposition in such jurisdictions of the Registrable Shares; provided that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph; (ii) subject itself to taxation in any such jurisdiction; or (iii) consent to general service of process in any such jurisdiction;

(e) promptly notify the Selling Stockholder, at any time when a Prospectus relating thereto is required to be delivered under the applicable Securities Laws (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act) and when any Issuer Free Writing Prospectus includes information that may conflict with the information contained in the Registration Statement (including any document incorporated by reference therein that has not been superseded or modified), of the happening of any event as a result of which the Prospectus included in such Registration Statement contains an untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and, at the request of the Selling Stockholder, the Company shall promptly prepare and furnish to the Selling Stockholder a reasonable number of copies of an amendment of or supplement to such Prospectus or an Issuer Free Writing Prospectus so that, as thereafter delivered to the purchasers of Registrable Shares, such Prospectus shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that upon receipt of any notice delivered in accordance with the provisions of this Article IV, the

Selling Stockholder shall be deemed to have agreed that the Selling Stockholder shall forthwith discontinue such disposition of Registrable Shares pursuant to such Registration Statement and Prospectus until the receipt of the copies of the amended or supplemented Prospectus or Issuer Free Writing Prospectus contemplated by this Article IV and, if so directed by the Company, shall deliver to the Company all copies, other than permanent file copies, then in its possession of the Prospectus relating to such Registrable Shares current at the time of receipt of such notice;

(f) cause all such Registrable Shares to be listed, on or prior to the effective date of such Registration Statement, on each securities exchange or national market on which similar securities issued by the Company are then listed;

(g) provide a transfer agent and registrar for all the Registrable Shares not later than the effective date of such Registration Statement;

(h) enter into such customary agreements (including underwriting agreements) and take all such other customary actions as the Selling Stockholder or the underwriters, if any, and their counsel reasonably request in order to expedite or facilitate the disposition of the Registrable Shares (including, but not limited to, effecting a stock split or a combination of shares) and, make reasonably available members of management of the Company, as selected by the Selling Stockholder, for assistance in the selling effort relating to the Registrable Shares, including, but not limited to, the participation of such members of the Company’s management in “road shows” scheduled in connection with any such registration;

(i) make available for inspection by the Selling Stockholder, any underwriter participating in any sale or other disposition pursuant to such Registration Statement, and any legal counsel, accountant or other agent retained by the Selling Stockholder or any underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors, employees, counsel and independent registered public accountants to supply all information reasonably requested by the Selling Stockholder or such seller, underwriter, counsel, accountant or agent in connection with such Registration Statement (including the opportunity to discuss the business of the Company with its officers and the independent registered public accountants who have certified its financial statements) as shall be necessary, in the opinion of their respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act; and give the Selling Stockholder and its counsel, accountant or agent and each underwriter the opportunity to participate in the preparation of such Registration Statement, each Prospectus included therein or each Prospectus filed with the Commission in connection therewith;

(j) promptly notify the Selling Stockholder and each underwriter, if any:

(i) when such Registration Statement or any Prospectus or Issuer Free Writing Prospectus used in connection therewith has been filed and, with respect to such Registration Statement or any post-effective amendment thereof, when the same has become effective;

(ii) of any written comments from the Commission with respect to any filing referred to in clause (i) and of any written request by the Commission for amendments of or supplements to such Registration Statement, Prospectus or Issuer Free Writing Prospectus;

(iii) of the notification to the Company by the Commission or any other regulatory authority of its initiation of any proceeding with respect to, or of the issuance by the Commission or any other regulatory authority of, any stop order or notice suspending the effectiveness of such Registration Statement; and

(iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Shares for sale under the applicable securities or blue sky laws of any jurisdiction;

and, in the case of clauses (ii), (iii) and (iv), promptly use all reasonable and diligent efforts to, respectively, (A) respond satisfactorily to any such comments and to file promptly any necessary amendments or supplements; (B) prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued; and (C) obtain the withdrawal of any such suspension of qualification; and, in each case, keep the Selling Stockholder reasonably informed with respect thereto;

(k) make all filings with, and obtain all consents of, state public utility commissions and similar regulatory bodies which may be reasonably necessary or advisable to enable the Selling Stockholder to consummate the disposition of the Registrable Shares;

(l) upon request, furnish to the Selling Stockholder a signed counterpart, addressed to the Selling Stockholder (and each underwriter, if any) of:

(i) an opinion or opinions of counsel to the Company, dated the effective date of such Registration Statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), reasonably satisfactory in form and substance to the Selling Stockholder (and such underwriter); and

(ii) a “comfort” letter, dated the effective date of such Registration Statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), signed by the independent registered public accountants who have certified the Company’s financial statements included in such Registration Statement;

in each case covering substantially the same matters with respect to such Registration Statement (and the Prospectus included therein) and, in the case of the accountants’ letter, with respect to events subsequent to the date of such financial statements and other financial matters, as are customarily covered in opinions of issuer’s counsel and in accountants’ letters delivered to the underwriters in underwritten public offerings of securities;

(m) otherwise use all reasonable and diligent efforts to comply with all applicable Securities Laws and make available to its security holders, as soon as reasonably practicable an earning statement satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;

(n) cooperate with the Selling Stockholder and each underwriter or agent participating in the disposition of such Registrable Shares and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc.; and

(o) and in any event prior (and, if practicable, at least 48 hours prior) to the filing of any Registration Statement, the filing of any Prospectus or Issuer Free Writing Prospectus or the filing of any amendment of or supplement to such Registration Statement, Prospectus or Issuer Free Writing Prospectus, furnish a copy thereof to the Selling Stockholder and its legal counsel and refrain from filing any such Registration Statement, Prospectus, Issuer Free Writing Prospectus or amendment thereof or supplement thereto to which such counsel shall have reasonably objected on the grounds that such document does not comply in all material respects with the requirements of the Securities Act or the rules and regulations thereunder, unless, in the case of an amendment or supplement, in the opinion of counsel for the Company the filing of such amendment or supplement is reasonably necessary to protect the Company from any liabilities under any applicable federal or state law and such filing will not violate applicable laws.

ARTICLE V

Registration Expenses

All reasonable expenses incident to the Company’s performance of or compliance with this Agreement, including, but not limited to, (i) all registration, filing and listing fees and all fees of the National Association of Securities Dealers, Inc.; (ii) all registration, filing, qualification and other fees and expenses of complying with securities or blue sky laws; (iii) all word processing, duplicating, printing, messenger and delivery expenses; (iv) the reasonable fees and disbursements of counsel for the Company and of its independent registered public accountants, including, without limitation, the expenses of any “comfort letters” required by or incident to such performance and compliance; (v) any reasonable fees and disbursements of underwriters customarily paid by issuers or sellers of securities (but excluding underwriting discounts and commissions and transfer taxes, if any, relating to securities being sold by the Selling Stockholder or that are otherwise not being sold or disposed of by the Company), including, without limitation, reasonable fees and disbursements of counsel for the underwriter(s) in connection with blue sky qualifications of the Registrable Shares and determination of their eligibility for investment under the laws of such jurisdictions; and (vi) reasonable fees and expenses of other Persons retained or employed by the Company (all such expenses being herein called “Registration Expenses”), shall be borne by the Company. In addition, the Company shall pay its internal expenses (including, but not limited to, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any insurance obtained by the Company against liabilities arising out of the public offering of the Registrable Shares being registered and the expenses and fees for listing the securities to be registered on each securities exchange.

ARTICLE VI

Holdback Agreements

SECTION 6.01. The Selling Stockholder’s Agreements. The Selling Stockholder agrees not to effect any public sale or distribution of Equity Securities during the period beginning seven calendar days before and ending 90 calendar days (or such lesser period as may be permitted by the Company or the managing underwriter or underwriters) after the effective date of the Registration Statement filed in connection with any underwritten public offering of Equity Securities (or, in the case of an offering on Form S-3, the date of the closing under the underwriting agreement in connection therewith), unless the managing underwriter or underwriters thereof shall otherwise agree.

SECTION 6.02. Company’s Agreements. The Company agrees (a) not to file any registration statement relating to the public sale or distribution of Equity Securities by the Company or any of its Affiliates (other than the Selling Stockholder), other than any such sale or distribution consisting solely of a Permitted Company Offering, without the prior written consent of the Selling Stockholder, and (b) not to effect any public sale or distribution of Equity Securities during the period beginning seven calendar days before and ending 90 calendar days (or such lesser period as may be permitted by the managing underwriter or underwriters) after the effective date of the Registration Statement filed in connection with any underwritten public offering of Equity Securities (or, in the case of an offering on Form S-3, the date of the closing under the underwriting agreement in connection therewith), other than any such sale or distribution consisting solely of a Permitted Company Offering, unless the managing underwriter or underwriters thereof shall otherwise agree. Notwithstanding the foregoing, the Company may effect a public sale or distribution of Equity Securities during the periods described above if such sale or distribution is made pursuant to registrations on Form S-4 or S-8 or any successor form to such forms or as part of any registration of securities for offering and sale to employees or directors of the Company pursuant to any employee stock plan or other employee benefit plan arrangement. The Company agrees to use its reasonable best efforts to obtain from each holder of restricted securities of the Company which securities are the same as or similar to the Registrable Shares being registered, or any restricted securities convertible into or exchangeable or exercisable for any such securities, an agreement not to effect any public sale or distribution of such securities during any period referred to in this paragraph, except as part of any such underwritten public offering, if permitted.

ARTICLE VII

Other Agreements

(a) The Selling Stockholder represents that it has not prepared or had prepared on its behalf or used or referred to, and agrees that it will not prepare or have prepared on its behalf or use or refer to, any Free Writing Prospectus, and has not distributed and will not distribute any written materials in connection with the offer or sale of the Equity Securities without the prior written consent of the Company (which consent shall not be unreasonably withheld or delayed) and, in connection with any underwritten offering, the underwriters. Any such Free Writing Prospectus consented to by the Company and the underwriters, as the case may be, is hereinafter referred to as a “Permitted Free Writing Prospectus”. The Company represents and agrees that it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(b) If requested by the Selling Stockholder or the underwriter(s) for any underwritten offering pursuant to a Demand Registration or a Piggyback Registration, the Company shall enter into an underwriting agreement with such underwriter(s) for such offering, such agreement to contain such representations and warranties by the Company and such other terms as are generally prevailing in agreements of this type. In any such case, the Company shall allow the Selling Stockholder and its counsel to participate in the negotiation of such underwriting agreement, and approve its terms, such approval not to be unreasonably withheld or delayed. The Selling Stockholder shall be a party to such underwriting agreement and may, at its option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriter(s) shall also be made to and for the benefit of the Selling Stockholder and that any or all of the conditions precedent to the obligations of such underwriters(s) under such underwriting agreement be conditions precedent to the obligations of the Selling Stockholder thereunder. The Selling Stockholder shall not be required to make any representations or warranties to or agreements with the Company in connection with any Demand Registration or Piggyback Registration other than representations, warranties or agreements regarding the Selling Stockholder, the Selling Stockholder’s title to the Registrable Shares, the Selling Stockholder’s intended method or methods of distribution and any other representation required by law. No Person other than the Selling Stockholder may participate in any registration hereunder which is underwritten unless such Person (i) agrees to sell its securities on the basis provided in such underwriting agreement; and (ii) completes and executes all questionnaires, powers of attorney (which may contain customary terms regarding the minimum price of the Registrable Shares to be sold in the subject offering), custody agreements, indemnities and other documents reasonably required under the terms of such underwriting agreement.

ARTICLE VIII

Indemnification and Contribution

SECTION 8.01. Indemnification. (a) The Company agrees to indemnify and hold harmless RWE, the Selling Stockholder and, in the case of an underwritten offering, each underwriter, their respective officers and directors and each Person who controls (within the meaning of the Securities Act) RWE, the Selling Stockholder or any underwriter, as applicable (collectively, the “Indemnified Parties”), from and against any and all losses, penalties, judgments, suits, costs, claims, damages, liabilities and expenses (including, but not limited to, reasonable attorney’s fees and disbursements but excluding taxes imposed as a result of being a direct or indirect owner of the Equity Securities or realizing income or gain with respect thereto) (collectively, “Losses”), incurred by, imposed upon or asserted against any of the Indemnified Parties as a result of, relating to or arising out of any untrue or alleged untrue statement of material fact contained in any Registration Statement, Prospectus or preliminary Prospectus, Issuer Free Writing Prospectus or any amendment thereof or supplement thereto, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, whether or not relating to a Demand Registration or a Piggyback Registration, except insofar as the same are made in reliance upon and in conformity with any information furnished in writing to the Company by the Selling Stockholder expressly for use in such Registration Statement, Prospectus or preliminary Prospectus, Issuer Free Writing Prospectus or such amendment thereof or supplement thereto or caused by the Selling Stockholder’s failure to deliver a copy of such Prospectus, Issuer Free Writing Prospectus or such amendment thereof or supplement thereto after the Company has furnished the Selling Stockholder with a sufficient number of copies of the same. Unless and until a final and non-appealable judicial determination shall be made that an Indemnified Party is not entitled to indemnification, the Company shall pay or reimburse each Indemnified Party for all indemnified Losses as they are incurred; provided that if a final and non-appealable judicial determination shall be made that such Indemnified Party is not entitled to be indemnified for Losses, such Indemnified Party shall repay to the Company the amount of such Losses for which the Company shall have paid or reimbursed such Indemnified Party.

(b) In connection with any Registration Statement in which the Selling Stockholder is participating pursuant to a Demand Registration or Piggyback Registration, the Selling Stockholder agrees, as a condition of the Company’s obligation to indemnify, to furnish to the Company in writing such information as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus and shall indemnify and hold harmless the Company, its officers and directors and each Person who controls (within the meaning of the Securities Act) the Company (collectively, the “Indemnified Company Parties”) from and against any and all Losses incurred by, imposed upon or asserted against any of the Indemnified Company Parties as a result of, relating to or arising out of (i) any untrue or alleged untrue statement of material fact contained in the Registration Statement, Prospectus or preliminary Prospectus, Issuer Free Writing Prospectus or any amendment thereof or supplement thereto, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, but only to the extent that the same are made in reliance upon and in conformity with any information furnished in writing to the Company by the Selling Stockholder expressly for use in such Registration Statement, Prospectus or preliminary Prospectus, Issuer Free Writing Prospectus or such amendment thereof or supplement thereto; and (ii) any Free Writing Prospectus used by the Selling Stockholder without the prior consent of the Company; provided that the liability of the Selling Stockholder shall be in proportion to and limited in all events to the net proceeds received by the Selling Stockholder from the sale of Registrable Shares pursuant to such Registration Statement.

SECTION 8.02. Contribution. (a) To the extent the indemnification provided for in Section 8.01 hereof is unavailable to an indemnified Person or insufficient in respect of any Losses referred to therein, then an indemnifying Person, in lieu of indemnifying such indemnified Person thereunder, shall contribute to the amount paid or payable by such indemnified Person as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the indemnifying Person on the one hand and of the indemnified Person on the other hand in connection with the acts, statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. In connection with any Registration Statement filed with the Commission by the Company, the relative fault of the Company on the one hand and RWE and the Selling Stockholder on the other hand shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Selling Stockholder and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(b) The Company, RWE and the Selling Stockholder agree that it would not be just or equitable if contribution pursuant to this Section 8.02 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8.02(a) hereof. The amount paid or payable by an indemnified Person as a result of the Losses referred to in Section 8.02(a) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified Person in connection with investigating or defending any action or claim for Losses (a “Claim”). Notwithstanding the provisions of this Section 8.02, in connection with any Registration Statement filed by the Company, RWE and the Selling Stockholder shall not be required to contribute any amount in excess of the net proceeds received by the Selling Stockholder from the sale of Registrable Shares registered under such Registration Statement. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8.02 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified Person at law or in equity.

SECTION 8.03. Procedures. Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying Person of any Claim with respect to which it seeks indemnification; and (ii) unless in such indemnified Person’s reasonable judgment a conflict of interest between such indemnified and indemnifying Persons may exist with respect to such Claim, the indemnifying Person shall have the absolute right, in its sole discretion and expense, to elect to defend, contest or otherwise protect against any such Claim with legal counsel of its own selection, reasonably satisfactory to the indemnified Person. The indemnified Person shall have the right, but not the obligation, to participate, at its own expense, in the defense thereof through counsel of its own choice and shall have the right, but not the obligation, to assert any and all cross-claims or counterclaims it may have. If the indemnifying Person elects to assume the defense of such Claim, the indemnifying Person shall not be subject to any liability for any settlement made by the indemnified Person without its consent (but such consent shall not be unreasonably withheld or delayed). An indemnifying Person who is not entitled to, or elects not to, assume the defense of a Claim shall not be obligated to pay the fees and expenses of more than one counsel (plus any local counsel) for all Persons indemnified by such indemnifying Person with respect to such Claim, unless in the reasonable judgment of any indemnified Person a conflict of interest may exist between such indemnified Person and any other of such indemnified Persons with respect to such Claim. The indemnified Persons shall, and shall cause their Affiliates to, at all times cooperate in all reasonable ways with, make their relevant files and records available for inspection and copying by, and make their employees available or otherwise render reasonable assistance to, the indemnifying Person (i) in its defense of any Claim; and (ii) its prosecution under the last sentence of this Section 8.03 of any related claim, cross-complaint, counterclaim or right of subrogation. In the event the indemnifying Person fails timely to defend, contest or otherwise protect against any such Claim, the indemnified Person shall have the right, but not the obligation, to defend, contest, assert cross-claims or counterclaims or otherwise protect against the same.

SECTION 8.04. Survival. The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified Person or any officer, director or controlling Person of such indemnified Person and shall survive the transfer of securities.

ARTICLE IX

Compliance With Rule 144

If the Selling Stockholder proposes to sell securities in compliance with Rule 144 under the Securities Act, at its request, the Company shall (i) forthwith furnish to the Selling Stockholder a written statement of compliance with the filing requirements of the Commission as set forth in Rule 144, as such rule may be amended from time to time; and (ii) make available to the public and the Selling Stockholder such information as will enable the Selling Stockholder to make sales pursuant to Rule 144.

ARTICLE X

Miscellaneous

SECTION 10.01. No Inconsistent Agreements. The Company shall not hereafter enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Selling Stockholder in this Agreement or otherwise conflicts with the provisions hereof.

SECTION 10.02. Authority; Enforceability. Each entity that is a party hereto has the corporate power and each has the authority to enter into this Agreement and to carry out its obligations hereunder. Each entity that is a party hereto is duly organized and validly existing under the laws of its jurisdiction of organization, and the execution of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary action, and no other act or proceeding, corporate or otherwise, on its part is necessary to authorize the execution of this Agreement or the consummation of any of the transactions contemplated hereby. This Agreement has been duly executed and delivered by each party.

SECTION 10.03. Adjustments Affecting Registrable Shares. The Company shall not take any action, or permit any change to occur, with respect to its restated certificate of incorporation or amended and restated bylaws which would reasonably be expected to adversely affect the ability of the Selling Stockholder to include such Registrable Shares in a registration undertaken pursuant to this Agreement or which would reasonably be expected to adversely affect the marketability of such Registrable Shares in any such registration.

SECTION 10.04. Other Registration Rights. The Company shall not hereafter grant to any Person or Persons the right to request the Company to register any Equity Securities without the prior written consent of the Selling Stockholder.

SECTION 10.05. Amendments and Waivers. No provisions of this Agreement shall be deemed waived, amended, supplemented or modified by any party, unless such waiver, amendment, supplement or modification is in writing and signed by the authorized representative of the party against whom it is sought to enforce such waiver, amendment, supplement or modification. No waiver by any party of any term or condition of this Agreement, in one or more instances, shall be deemed to be or construed as a waiver of the same term or condition of this Agreement on any future occasion.

SECTION 10.06. Successors, Assigns and Transferees. (a) The Selling Stockholder may assign all or a portion of its rights hereunder to any Person to which it transfers its ownership of all or any of the Registrable Shares; provided that no such assignment shall be binding upon or obligate the Company to any such assignee unless and until the Company shall have received notice of such assignment as herein provided and a written agreement of the assignee to be bound by the provisions of this Agreement.

(b) The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to confer upon any Person not a party hereto (other than each other Person entitled to indemnity or contribution under Article VIII hereof) any right, remedy or claim under or by virtue of this Agreement.

SECTION 10.07. Term. Article VIII hereof shall remain in effect with respect to RWE and the Selling Stockholder so long as the Selling Stockholder may, in the reasonable judgment of its counsel, constitute a “controlling person” with respect to the Company, or be part of a Group that may constitute such a “controlling person”, within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act; thereafter Article VIII shall only apply to Demand Registrations and Piggyback Registrations in addition to any registrations that occurred prior to the time such circumstances shall cease to apply.

SECTION 10.08. Termination. The provisions of Articles II, III and VI and Section 10.04 shall cease to apply when the Selling Stockholder is permitted to sell all its remaining Registrable Shares without registration pursuant to Rule 144 under the Securities Act without volume limitation or other restrictions on transfer thereunder.

SECTION 10.09. Severability. If any provision of this Agreement or the application thereof to any Person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof or the application of such provision to Persons or circumstances or in jurisdictions other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon such a suitable and equitable provision to effect the original intent of the parties.

SECTION 10.10. Remedies. Any Person having rights under any provision of this Agreement shall be entitled to enforce such rights specifically, to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

SECTION 10.11. Descriptive Headings. The headings contained in this Agreement are inserted for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

SECTION 10.12. Notices. All notices or other communications under this Agreement shall be in writing and shall be deemed to be duly given when (a) delivered in person or (b) deposited in the mail or private express mail, postage prepaid, addressed as follows:

If to RWE, to:

RWE Aktiengesellschaft

Opernplatz 1 45128 Essen Federal Republic of Germany

Attn: General Counsel

If to the Selling Stockholder, to:

RWE Aqua Holdings GmbH c/o RWE Aktiengesellschaft

Opernplatz 1 45128 Essen Federal Republic of Germany

Attn: General Counsel

If to the Company, to:

American Water Works Company, Inc.

1025 Laurel Oak Road

Voorhees, New Jersey 08043

Attn: General Counsel

Any party may, by notice to the other party, change the address to which such notices are to be given.

SECTION 10.13. Governing Law. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of New York, irrespective of the choice of laws principles of the State of New York.

SECTION 10.14. Counterparts; Entire Agreement; Corporate Power. (a) This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

(b) This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all previous agreements, negotiations, discussions, writings, understandings, commitments and conversations with respect to such subject matter, and there are no agreements or understandings between the parties with respect to such subject matter other than those set forth or referred to herein or therein.

SECTION 10.15. Submission to Jurisdiction; Waivers. With respect to any suit, action or proceeding relating to this Agreement (collectively, a “Proceeding”), each party to this Agreement irrevocably (a) consents and submits to the exclusive jurisdiction of the courts of the State of New York and any court of the United States located in the Borough of Manhattan in New York City, (b) waives any objection which such party may have at any time to the laying of venue of any Proceeding brought in any such court, waives any claim that such Proceeding has been brought in an inconvenient forum and further waives the right to object, with respect to such Proceeding, that such court does not have jurisdiction over such party, and (c) consents to the service of process at the address set forth for notices in Section 10.12 herein; provided, however, that such manner of service of process shall not preclude the service of process in any other manner permitted under applicable law.

SECTION 10.16. Waiver of Jury Trial. Each party hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury with respect to any Proceeding. Each party (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 10.16.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives.

RWE AKTIENGESELLSCHAFT,

by
Name:
Title:

by
Name:
Title:

RWE AQUA HOLDINGS GMBH,

by
Name:
Title:

by
Name:
Title:

AMERICAN WATER WORKS COMPANY, INC.,

by
Name:
Title: